                                                                      Exhibit 11
                                                                     Page 1 of 3
LOJACK CORPORATION AND SUBSIDIARIES

PRIMARY EARNINGS PER SHARE
COMPUTATION FOR STATEMENT OF OPERATIONS
YEARS ENDED FEBRUARY 28, 1997, FEBRUARY 29, 1996 AND FEBRUARY 28, 1995
--------------------------------------------------------------------------------


                                                                     1997             1996              1995

Reconciliation of net income applicable to common
 stockholders per statement of operations to amount
 used in primary earnings per share computation:
  Income before preferred dividend                             $   8,180,198     $  11,978,036     $   3,837,738
  Preferred dividend                                                                                    (425,563)
                                                               -------------     -------------     -------------
  Net income applicable to common
   stockholders, as adjusted                                   $   8,180,198     $  11,978,036     $   3,412,175
                                                               =============     =============     =============

Reconciliation of weighted average number of
 common shares outstanding to amount used in
 primary earnings per share computation:
  Weighted average number of shares
   outstanding                                                    21,176,205        21,544,346        19,660,496
  Shares issuable from assumed exercise of
   options and warrants using treasury stock
   method                                                          1,378,258         1,669,268           993,375
  Dilutive effect of exercised options and
   warrants outstanding during the year                               14,716            71,070            12,186
                                                               -------------     -------------     -------------
Weighted average number of common shares
 outstanding, as adjusted                                         22,569,179        23,284,684        20,666,057
                                                               =============     =============     =============

Primary earnings per share                                     $        0.36 (b) $        0.51 (b) $        0.16 (b)
                                                               =============     =============     =============

                                                                      Exhibit 11
                                                                     Page 2 of 3
LOJACK CORPORATION AND SUBSIDIARIES

COMPUTATION FOR STATEMENT OF OPERATIONS
FULLY DILUTED EARNINGS PER SHARE
YEARS ENDED FEBRUARY 28, 1997 AND FEBRUARY 29, 1996 AND FEBRUARY 28, 1995
--------------------------------------------------------------------------------

                                                             1997             1996             1995


  Net income applicable to common stockholders,
   as adjusted per primary computation                   $ 8,180,198      $11,978,036      $ 3,412,175
                                                         ===========      ===========      ===========


Reconciliation of weighted average number of
common shares outstanding, as adjusted per
primary computation above, to amount used for
fully diluted computation in statement of
operations:
 Weighted average number of common shares
  outstanding, as adjusted per primary
  calculation                                             22,569,179       23,284,684       20,666,057
 Additional dilutive effect from the assumed
  exercise of options and warrants using the
  treasury stock method                                       42,363           59,503          407,670
 Additional dilutive effect of exercised options
  and warrants outstanding during the year                       793            1,834           36,910
                                                         -----------      -----------      -----------

Weighted average number of common shares
 outstanding, as adjusted                                 22,612,335       23,346,021       21,110,637
                                                         ===========      ===========      ===========

Fully diluted earnings per share                         $      0.36 (b)  $      0.51 (b)  $      0.16 (b)
                                                         ===========      ===========      ===========

                                                                 Exhibit 11
                                                                Page 3 of 3
LOJACK CORPORATION AND SUBSIDIARIES

ADDITIONAL FULLY DILUTED COMPUTATION (c)
YEARS ENDED FEBRUARY 28, 1997 AND FEBRUARY 29, 1996 AND FEBRUARY 28, 1995
--------------------------------------------------------------------------------

                                                                  1997              1996               1995

Additional adjustment to net income,
as adjusted, per fully diluted computation above:
 Income applicable to common stockholders, as
  adjusted, per fully diluted computation above              $  8,180,198       $ 11,978,036       $  3,412,175
 Interest on 10% convertible subordinated
  debentures, net of tax effect (a)                                                    3,867
 Dividend on 10% convertible preferred stock                                                            425,563
                                                             ------------       ------------       ------------
 Income applicable to common stockholders,
  as adjusted                                                $  8,180,198       $ 11,981,903       $  3,837,738
                                                             ============       ============       ============

Additional adjustment to weighted average
 number of shares outstanding, as adjusted:
  Weighted average number of common shares
   outstanding, as adjusted, per fully diluted
   computation above                                           22,612,335         23,346,021         21,110,637
  Effect of assumed conversion of 10%
   convertible subordinated debentures                                                 9,569             23,506
  Effect of assumed conversion of 10%
   convertible preferred stock                                                                          999,584
                                                             ------------       ------------       ------------
Weighted average number of common shares
  outstanding, as adjusted                                     22,612,335         23,355,590         22,133,727
                                                             ============       ============       ============

Fully diluted earnings per share                             $       0.36 (b)   $       0.51 (b)   $       0.17 (c)
                                                             ============       ============       ============

(a) Adjustments to income have been shown net of tax effects which were calculated at the Company's effective tax rate which was (19.2%) for fiscal 1996 and 7.1% for fiscal 1995. The difference between the Company's effective tax rate and the United States statutory rate is due primarily to the utilization of loss carryforwards and the change in the valuation allowance.

(b) These figures agree with the related amounts in the statements of operations.

(c) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although, it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.